EXHIBIT 8.1

Significant Subsidiaries

Name	Vessel/Activity	Incorporation	Ownership Percentage
Rig Finance Ltd.	West Ceres	Bermuda	100%
Rig Finance II Limited	West Prospero	Bermuda	100%
Benmore Shipping Company Limited	Sea Alfa	Cyprus	100%
Newbond Shipping Company Limited	Front Energy	Cyprus	100%
Hudson Bay Marine Company Limited	Front Force	Cyprus	100%
Jaymont Shipping Company Limited	Sea Beta	Cyprus	100%
Front Opalia Inc	Front Opalia	Liberia	100%
Ariake Transport Corporation	Oliva (ex Ariake)	Liberia	100%
Bonfield Shipping Ltd.	Front Driver	Liberia	100%
Edinburgh Navigation S.A.	Edinburgh	Liberia	100%
Front Ardenne Inc.	Front Ardenne	Liberia	100%
Front Brabant Inc.	Front Brabant	Liberia	100%
Front Falcon Corp.	Front Falcon	Liberia	100%
Front Glory Shipping Inc.	Front Glory	Liberia	100%
Front Pride Shipping Inc.	Front Pride	Liberia	100%
Front Saga Inc.	Front Page	Liberia	100%
Front Scilla Inc.	Front Scilla	Liberia	100%
Front Serenade Inc.	Front Serenade	Liberia	100%
Front Shadow Inc.	Golden Shadow	Liberia	100%
Front Splendour Shipping Inc.	Front Splendour	Liberia	100%
Front Stratus Inc.	Ondina (ex Front Stratus)	Liberia	100%
Golden Estuary Corporation	Front Comanche	Liberia	100%
Golden Fjord Corporation	Ocana (ex Front Commerce)	Liberia	100%
Golden Narrow Corporation	Golden Victory	Liberia	100%
Golden Seaway Corporation	Front Vanguard	Liberia	100%
Golden Sound Corporation	Front Vista	Liberia	100%
Golden Tide Corporation	Front Circassia	Liberia	100%
Hitachi Hull 4983 Ltd.	Otina (ex Hakata)	Liberia	100%
Katong Investments Limited	Front Breaker	Liberia	100%
Millcroft Maritime S.A.	Front Champion	Liberia	100%
Sea Ace Corporation	Front Ace	Liberia	100%
Ultimate Shipping Limited	Front Century	Liberia	100%
Aspinall Pte Ltd.	Front Viewer	Singapore	100%
Blizana Pte Ltd	Front Rider	Singapore	100%
Bolzano Pte Ltd	Mindanao	Singapore	100%
Cirebon Shipping Pte Ltd.	Front Vanadis	Singapore	100%
Fox Maritime Pte Ltd.	Front Sabang	Singapore	100%
Front Dua Private Limited	Front Duchess	Singapore	100%
Front Empat Private Limited	Front Highness	Singapore	100%
Front Enam Private Limited	Front Lord	Singapore	100%
Front Lapan Private Limited	Front Climber	Singapore	100%
Front Lima Private Limited	Front Lady	Singapore	100%
Front Tiga Private Limited	Front Duke	Singapore	100%
Front Sembilan Private Limited	Front Leader	Singapore	100%

Name	Vessel/Activity	Incorporation	Ownership Percentage
Rettie Pte Ltd	Front Striver	Singapore	100%
Transcorp Pte Ltd	Front Guider	Singapore	100%
Ship Finance Management AS	Management company	Norway	100%
SFL Holdings LLC	Intermediate holding company	United States	100%
Madeira International Corp.	Intermediate holding company	Liberia	100%
HL Hunter LLC	Horizon Hunter	United States	100%
HL Hawk LLC	Horizon Hawk	United States	100%
HL Eagle LLC	Horizon Eagle	United States	100%
HL Falcon LLC	Horizon Falcon	United States	100%
HL Tiger LLC	Horizon Tiger	United States	100%
SFL Europa Inc.	Montemar Europa	Marshall Islands	100%
SFL Chemical Tanker Ltd.	Maria Victoria V (NB)	Marshall Islands	100%
SFL Chemical Tanker II Ltd.	SC Guangzhou (NB)	Marshall Islands	100%
SFL Sea Cheetah Limited	Sea Cheetah	Cyprus	100%
SFL Sea Halibut Limited	Sea Halibut	Cyprus	100%
SFL Sea Pike Limited	Sea Pike	Cyprus	100%
SFL Sea Jaguar Limited	Sea Jaguar	Cyprus	100%
SFL Sea Bear Limited	Sea Bear	Cyprus	100%
SFL Sea Leopard Limited	Sea Leopard	Cyprus	100%
SFL West Polaris Limited	West Polaris	Bermuda	100%
SFL Deepwater Ltd.	West Hercules and West Taurus	Bermuda	100%
SFL Geo I Limited		Bermuda	100%
SFL Geo II Limited		Bermuda	100%
SFL Geo III Limited		Bermuda	100%
Front Transporter Inc.	Front Transporter	Liberia	100%
SFL Sea Trout Limited	Sea Trout	Cyprus	100%
SFL Avon Inc.	SFL Avon	Liberia	100%
SFL Clyde Inc.	SFL Clyde	Liberia	100%
SFL Dee Inc.	SFL Dee	Liberia	100%
SFL Humber Inc.	SFL Humber	Liberia	100%
SFL Tamar Inc.	SFL Tamar	Liberia	100%
Front Heimdall Inc.	SFL Heimdall	Liberia	100%
Front Baldur Inc.	SFL Baldur	Liberia	100%
SFL Golden Island Ltd.		Bermuda	100%
SFL Golden Straits Ltd.		Bermuda	100%
SFL Ace 1 Company Limited	Asian Ace	Malta	100%
SFL Ace 2 Company Limited	Green Ace	Malta	100%